UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2024

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2024, Shaw Joseph notified European Wax Center, Inc. (the “Company”) that he would be resigning from the Company’s Board of Directors (“the Board”), effective immediately. The resignation of Mr. Joseph was not as a result of any disagreement with the Company.

Following Mr. Joseph’s resignation, on August 1, 2024, the Board appointed Julia Hunter as a director of the Company to fill the vacancy on the Board, effective immediately. Ms. Hunter will serve as a Class I director of the Company with a term expiring at the Company’s 2025 annual meeting. The Board also appointed Ms. Hunter to the Nominating and Corporate Governance Committee of the Board.

In connection with her appointment to the Board, Ms. Hunter will be granted a restricted stock unit award valued at $62,500 under the Company’s 2021 Omnibus Incentive Plan, with such award to vest in eight equal quarterly installments, assuming continued service as a director. In connection with Ms. Hunter’s service on the Board, Ms. Hunter is entitled to receive an annual cash retainer equal to $50,000, payable in four equal quarterly installments. In addition, subject to approval of the Board, Ms. Hunter is entitled to receive an annual grant of restricted stock units valued at $125,000, with such award to vest in four equal quarterly installments, assuming continued service as a director.

Ms. Hunter also entered into an indemnification agreement with the Company in the same form as its other directors have entered, which is filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed on July 28, 2021 (Registration No. 333-257874).

There are no arrangements or understandings between Ms. Hunter and any other persons pursuant to which she was selected as a director of the Company. There are no transactions between Ms. Hunter, on the one hand, and the Company on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

The Company issued a press release in connection with the announcement of Ms. Hunter’s appointment the Board, a copy of which is furnished herewith as Exhibit 99.1.

All of the information included in this Item 7.01 the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	News release announcing the election of Julia Hunter as a director of European Wax Center, Inc. issued on August 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date:	August 6, 2024	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor Title: Chief Administrative Officer, General Counsel and Corporate Secretary